SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                 ----------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                             36-3541743
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

                                One O'Hare Centre
                        Suite 9000, 6250 North River Road
                            Rosemont, Illinois 60018
          (Address of principal executive offices, including zip code)

                WISCONSIN CENTRAL TRANSPORTATION CORPORATION 1997
                            LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                              Thomas F. Power, Jr.
                      President and Chief Executive Officer
                  Wisconsin Central Transportation Corporation
                                One O'Hare Centre
                        Suite 9000, 6250 North River Road
                            Rosemont, Illinois 60018
                     (Name and address of agent for service)

                                 (847) 318-4600
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                                  John H. Doll
                            McLachlan, Rissman & Doll
                       676 N. Michigan Avenue, Suite 2800
                             Chicago, Illinois 60611
                                 (312) 266-2444


                         CALCULATION OF REGISTRATION FEE


------------------------ ---------------------- ---------------------- ---------------------- ---------------------
Title Of Securities To       Amount To Be         Proposed Maximum       Proposed Maximum          Amount Of
     Be Registered          Registered (1)       Offering Price Per     Aggregate Offering    Registration Fee (2)
                                                      Share (2)              Price (2)
------------------------ ---------------------- ---------------------- ---------------------- ---------------------
------------------------ ---------------------- ---------------------- ---------------------- ---------------------
   Common Stock, par           1,000,000               $16.62               16,620,000             $4,155.00
 value $0.01 per share
------------------------ ---------------------- ---------------------- ---------------------- ---------------------


(1) Plus such additional number of shares of Common Stock as may be required pursuant to the Wisconsin Central Transportation Corporation 1997 Long-Term Incentive Plan to prevent dilution resulting from stock dividend, stock split, recapitalization or other similar changes in the Common Stock.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of $16.62 per share, the average of the high and low sales price for the Common Stock reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on June 11, 2001.


                                 Cover Page - 1

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

     Wisconsin Central Transportation Corporation (the "Registrant") previously filed a registration statement on Form S-8 on September 12, 1997 (Registration Number 333-35493) (the "Previous Registration Statement") relating to the registration of 1,500,000 shares of common stock, $0.01 par value ("Common Stock") of the Registrant in connection with the Wisconsin Central Transportation Corporation 1997 Long-Term Incentive Plan.

     Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the "Registration Statement") registers an additional 1,000,000 shares of the Registrant's Common Stock which may be acquired pursuant to the Wisconsin Central Transportation Corporation 1997 Long-Term Incentive Plan.

     Accordingly, pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference herein the contents of the Previous Registration Statement and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents which have been filed by the Registrant are incorporated by reference in this registration statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001; and

     (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A (File No. 0-19150) filed with the Securities and Exchange Commission on April 11, 1991, under Section 12 of the Securities Exchange Act of 1934, including any amendment thereto or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be

                                    Page - 1
deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated by reference or is deemed incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

     Thomas W. Rissman, a member of McLachlan, Rissman & Doll, beneficially owns 128,514 shares of Common Stock of the Company and is a director and the Secretary of the Company.

Item 8. Exhibits.

     The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement on page 5.

                                    Page - 2

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on June 14, 2001.

                                        WISCONSIN CENTRAL
                                        TRANSPORTATION CORPORATION
                                        (Registrant)

                                        By:  /s/ Thomas F. Power, Jr.
                                             ------------------------
                                             Thomas F. Power, Jr.
                                             President and Chief Executive
                                             Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on June 14, 2001.

              Signature                                   Title
              ---------                                   -----

By:    /s/ Thomas F. Power, Jr.       President, Chief Executive Officer
       ------------------------       and Director (Principal Executive Officer)
       (Thomas F. Power, Jr.)

By:    /s/ Ronald G. Russ             Executive Vice President and Chief
       ------------------             Financial Officer (Principal Financial
       (Ronald G. Russ)               Officer)

By:    /s/ Walter C. Kelly            Vice President and Chief Accounting
       -------------------
       (Walter C. Kelly)              Officer, Chief Financial Officer,
                                      North American subsidiaries

By:    /s/ Robert H. Wheeler          Chairman and Director
       ---------------------
       (Robert H. Wheeler)

By:    /s/ J. Reilly McCarren         Director, President and Chief Executive
       ----------------------         Officer, North American Subsidiaries
       (J. Reilly McCarren)

By:    /s/ Thomas W. Rissman          Director
       ---------------------
       (Thomas W. Rissman)

By:    /s/ Carl Ferenbach             Director
       ------------------
       (Carl Ferenbach)

                                    Page - 3

By:    /s/ Roland V. McPherson        Director
       -----------------------
       (Roland V. McPherson)

By:    /s/ John W. Rowe               Director
       ----------------
       (John W. Rowe)

By:    /s/ A. Francis Small           Director
       --------------------
       (A. Francis Small)

By:    /s/ Thomas E. Evans            Director
       -------------------
       (Thomas E. Evans)

                                    Page - 4

                                  EXHIBIT INDEX

Exhibit Number      Exhibit Description
--------------      -------------------

     4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

     4.2 By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

     4.3 The Wisconsin Central Transportation Corporation 1997 Long-Term Incentive Plan (as amended through June 14, 2001).

     5.1 Opinion of McLachlan, Rissman & Doll as to the legality of the securities being registered.

     23.1           Consent of KPMG LLP.

     23.2 Consent of McLachlan, Rissman & Doll (included in its opinion filed as Exhibit 5.1).

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